SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 19, 2005

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

        CNB Financial Corporation, the parent company of County National Bank, today announced reported earnings for the quarter ended March 31, 2005.

         (a)       Financial Statements: None

         (b)       Exhibits:

Exhibit 99 News Release announcing first quarter earnings.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

         CNB Financial Corporation

Date: April 19, 2005	By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr. Treasurer

Exhibit Index

Number                      Description

Exhibit 99                              News Release announcing first quarter earnings

Exhibit 99

News Release

CCNE NASDAQ L I S T E D	Contact: Joseph B. Bower, Jr. Treasurer (814) 765-9621

FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS FIRST QUARTER EARNINGS FOR 2005
Clearfield, Pennsylvania – April, 2005

CNB Financial Corporation, the parent company of County National Bank, today announced reported earnings of $2.0 million or $0.22 diluted earnings per share for the quarter ended March 31, 2005, compared to $2.0 million or $0.22 diluted earnings per share for the first quarter of 2004.

Annualized return on average equity for the quarter ended March 31, 2005 was 12.56 percent compared to 13.09 percent in the year ago quarter. Annualized return on average assets was 1.16 percent in the quarter ended March 31, 2005, compared with 1.16 percent in the first quarter of 2004.

William F. Falger, President and Chief Executive Officer, commented, “The Corporation experienced several one-time expenses in the first two months of the year that kept earnings growth to a minimum. However, the month of March reflected very positive earnings and are indicative of monthly earnings going forward for the remainder of 2005.”

Financial Highlights (in thousands)                                                          (Unaudited)                                    (Unaudited)

Consolidated Balance Sheets                                                                      31-Mar-05           31-Dec-04             31-Mar-04
                                                                                                                      Consolidated     Consolidated        Consolidated

Assets
Cash and due from banks	$13,299	$14,296	$13,856
Interest-bearing deposits	9,165	15,616	8,902

CASH & CASH EQUIVALENTS	22,464	29,912	22,758
Securities available for sale	177,251	164,202	170,611
NET LOANS	475,487	476,352	464,915
FHLB & Federal Reserve Stock	4,363	4,792	4,697
Premises & Equipment, Net	14,161	13,761	12,814
Bank Owned Life Insurance	13,363	13,182	12,807
Intangible, net	11,776	11,862	12,129
Accrued Interest & Other Assets	11,339	11,154	11,540

TOTAL ASSETS	$730,204	$725,217	$712,271

Liabilities
Deposits
Non-interest bearing deposits	$72,909	$71,968	$67,055
Interest bearing deposits	529,411	524,937	517,629

TOTAL DEPOSITS
	602,320	596,905	584,684
Short-term borrowings	2,000	2,000	1,993
Federal Home Loan Bank Advances	40,000	40,000	40,000
Subordinated Debentures	10,310	10,310	10,310
Accrued expenses and other liab	7,306	7,292	7,071

TOTAL LIABILITIES
	661,936	656,507	644,058
Shareholders' Equity
Common stock, $1 par value	9,234	9,234	3,694
Additional paid-in	4,142	4,243	4,221
Retained earnings	55,193	54,348	57,622
Treasury stock, 117,924 shares	(1,653)	(1,797)	(1,224)
Accumulated other comprehensive income	1,352	2,682	3,900

TOTAL SHAREHOLDERS' EQUITY
	68,268	68,710	68,213
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$730,204	$725,217	$712,271

Nonperforming Assets	2,933	$2,690	$3,386
% of Total Assets	0.40%	0.37%	0.48%
Trust Assets	$183,380	$192,361	$193,183

Consolidated Income Statement (Unaudited)                                            Three Months Ended  Three Months Ended
                                                                                                                                      March 31, 2005             March 31, 2004

Interest Income
Loans including fees	7,931	7,527
Deposits with banks	66	12
Federal funds sold	83	18
Securities	1,716	1,679

TOTAL INTEREST AND DIVIDENDS	9,796	9,236
Interest Expense
Deposits	2,871	2,628
Federal Home Loan Bank advances	508	510
Subordinated Debentures	151	118

Total interest expense	3,530	3,256
NET INTEREST INCOME	6,266	5,980
Provision for loan losses	167	300

NET INTEREST AFTER PROVISION	6,099	5,680
Other Income
Trust income	220	248
Service charges on deposits	885	850
Other charges and fees	132	128
Realized security gains	--	169
Gain on sale of loans	34	23
Gain on sale of loans
BOLI	181	126
Wealth Management	93	37
Other	31	129

TOTAL OTHER INCOME	1,576	1,710
Non-Interest Expenses
Salaries	1,878	1,817
Benefits	764	710
Occupancy, net	702	679
Data Processing	391	363
Amortization of intangible	128	129
Director's Fees	128	103
Total other expenses	1,119	1,023

Total non-interest expenses	5,110	4,824
NET INCOME BEFORE TAXES	2,565	2,566
Federal income tax	518	551

NET INCOME	$2,047	$2,015

Earnings Per Share, Fully diluted	$0.22	$0.22
Dividends Per Share	$0.13	$0.13
Return on Average Assets (ROA)	1.16%	1.16%
Return on Average Equity (ROE)	12.56%	13.09%

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.

County National Bank’s website is www.bankcnb.com.